Exhibit 11.1

                        CARDIOVASCULAR DIAGNOSTICS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                  JUNE 30,             JUNE 30,              JUNE 30,             JUNE 30,
                                                    1997                  1996                 1997                 1996
                                             -------------------   -------------------  -------------------   ------------------


Net loss                                             ($947,531)          ($1,325,157)         ($1,425,164)         ($2,437,997)
                                             ===================   ===================  ===================   ==================

Weighted average number of
    shares outstanding                                6,729,722             6,560,002            6,722,151            6,548,779
                                             -------------------   -------------------  -------------------   ------------------

Loss per share                                          ($0.14)               ($0.20)              ($0.21)              ($0.37)
                                             ===================   ===================  ===================   ==================


Net loss                                             ($947,531)          ($1,325,157)         ($1,425,164)         ($2,437,997)

Weighted average shares:

   Common shares outstanding                          6,729,722             6,560,002            6,722,151            6,548,779

Dilutive effect stock options & warrants             -                     -                    -                     -
                                             -------------------   -------------------  -------------------   ------------------

Total shares                                          6,729,722             6,560,002            6,722,151            6,548,779

Diluted loss per share                                  ($0.14)               ($0.20)              ($0.21)              ($0.37)
                                             ===================   ===================  ===================   ==================

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





                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CARDIOVASCULAR DIAGNOSTICS, INC.



Date:    August 14, 1997                    By:      /s/ B. Denise Hobbs
                                                     -------------------
                                                     B. Denise Hobbs
                                                     Treasurer
                                                     (Principal Financial and Accounting Officer)





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